      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2000
                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                         ARROWPOINT COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                          04-3364184
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

50 NAGOG PARK, ACTON, MA                                         02210
(Address of Principal Executive Offices)                       (Zip Code)


                 1997 STOCK INCENTIVE PLAN (15,709,463 Shares)
               2000 EMPLOYEE STOCK PURCHASE PLAN (400,000 Shares)
         2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN (300,000 Shares)
                            (Full Title of the Plan)


                                  CHIN-CHENG WU
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         ARROWPOINT COMMUNICATIONS, INC.
                                  50 NAGOG PARK
                                 ACTON, MA 01720
                     (Name and Address of Agent for Service)

                                 (978) 206-3000
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                     Proposed              Proposed
          Title of                                    Maximum               Maximum
         Securities                                  Offering              Aggregate               Amount of
           to be                  Amount               Price               Offering              Registration
         Registered          to be Registered        Per Share               Price                   Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock, $.001         16,409,463 shares         $99.85(1)          $1,638,484,881(1)         $432,560
par value
--------------------------------------------------------------------------------------------------------------------

(1) Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock as reported by Nasdaq National Market on April 4, 2000.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I is included in documents sent or given to participants in the Registrant's 1997 Stock Incentive Plan, 2000 Employee Stock Purchase Plan and/or 2000 Non-Employee Director Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.
                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.
                  (3) The description of the common stock of the Registrant, $.001 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


         Item 4.  DESCRIPTION OF SECURITIES

                  Not applicable.


         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the Common Stock being offered hereby will be passed upon for the registrant by Hale and Dorr LLP, Boston, MA. H&D Investments 97, a fund affiliated with Hale and Dorr LLP, owns 9,802 shares of the Registrant's Common Stock.

         Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


The Delaware General Corporation Law and the Registrant's Certificate of Incorporation provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

In addition, the Registrant has purchased a directors and officers liability insurance policy.

         Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.


         Item 8.  EXHIBITS

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9.  UNDERTAKINGS

                  1.       The Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)     To include any prospectus required
                  by Section 10(a)(3) of the Securities Act;

                                    (ii)    To reflect in the prospectus any
                  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii)   To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Acton, Massachusetts on April 5, 2000.

                                       ARROWPOINT COMMUNICATIONS, INC.



                                       By: /s/ Cynthia M. Deysher
                                           ---------------------------------
                                           Cynthia M. Deysher
                                           Chief Financial Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                           Title                                  Date
      ---------                                           -----                                  ----

/s/ Chin-Cheng Wu                               Chairman of the Board of                      April 5, 2000
-----------------------------                   Directors, Chief Executive
Chin-Cheng Wu                                   Officer (Principal Executive
                                                Officer)

/s/ Cynthia M. Deysher                          Chief Financial Officer                       April 5, 2000
-----------------------------                   (Principal Financial and
Cynthia M. Deysher                              Accounting Officer)

/s/ Edward T. Anderson                          Director                                      April 5, 2000
-----------------------------
Edward T. Anderson

/s/ James A. Dolce, Jr.                         Director                                      April 5, 2000
-----------------------------
James A. Dolce, Jr.

/s/ Paul J. Ferri                               Director                                      April 5, 2000
-----------------------------
Paul J. Ferri

/s/ Louis J. Volpe                              Director                                      April 5, 2000
-----------------------------
Louis J. Volpe

                                  EXHIBIT INDEX


 Exhibit
 Number                             Description
 -------                            -----------

   4.1 (1)        Amended and Restated Certificate of Incorporation of the
                  Registrant

   4.2 (1)        Amended and Restated By-Laws of the Registrant

   4.3 (1)        Specimen Certificate for Common Stock of the Registrant

   5              Opinion of Hale and Dorr LLP

  23.1            Consent of Hale and Dorr LLP (included in Exhibit 5)

  23.2            Consent of Arthur Andersen LLP











(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-95509).